Exhibit 99.1
ViewRay Announces Preliminary Fourth Quarter and Full Year 2022 Results; appoints William P. “Bill” Burke as Chief Financial Officer
DENVER, January 9, 2023 — ViewRay, Inc. (Nasdaq: VRAY) (the "Company") today announced preliminary financial results for the fourth quarter and full fiscal year ended December 31, 2022. The preliminary results have not been audited and are subject to change.
Selected Fourth Quarter and Full Year 2022 Preliminary Results and Other Data (Unaudited)
•Received nine new orders for MRIdian systems totaling approximately $56 million, compared to seven new orders totaling approximately $41 million in the fourth quarter of 2021. A total of 32 orders were received for the twelve months ended December 31, 2022, compared to 28 orders for the twelve months ended December 31, 2021.
•Total backlog increased to approximately $380 million as of December 31, 2022, compared to approximately $313 million as of December 31, 2021.
•Total revenue for the fourth quarter 2022 was approximately $35 million, primarily from five revenue units, compared to approximately $20 million, primarily from three revenue units in the fourth quarter of 2021.
•Full year 2022 revenue was approximately $102 million, primarily from 16 revenue units, compared to 2021 revenue of approximately $70 million, primarily from ten revenue units.
•Cash and cash equivalents was approximately $142 million as of December 31, 2022. Cash usage in the fourth quarter of 2022 was approximately $18 million excluding the term loan net proceeds from the November debt restructuring.
“Our team again delivered strong results in Q4. Our innovation, clinical data, and market awareness efforts are driving therapy adoption. We are well positioned to continue our commercial success in 2023,” said Scott Drake, President and CEO. “In 2022 the team successfully navigated a challenging environment and delivered on the promise of our mission: ‘To treat and prove what others can’t.’ We look forward to building on our success in the new year.”
Our estimated unaudited financial results and certain business metrics as of and for the fourth quarter and full fiscal year ended December 31, 2022, presented above are preliminary and are subject to the close of the quarter and year, completion of our quarter-end and year-end closing procedures and further financial review. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Our actual results may differ from these estimates as a result of the completion of our quarter-end and year-end closing procedures, review adjustments and other developments that may arise between now and the time our financial results for the fourth quarter and year are finalized.
The Company also announced today the appointment of William P. “Bill” Burke as the company’s Executive Vice President and Chief Financial Officer, effective January 9, 2023. He will succeed Zach Stassen in that capacity, who has decided to step down after serving the company since April 2020. Mr. Stassen will provide transition services for ViewRay through June 2023, to ensure a smooth transition. Mr. Burke will become a member of the company’s executive leadership team, reporting directly to Scott Drake and will lead all aspects of the company’s finance function including business planning and analysis, accounting, SEC reporting, internal audit, tax, treasury, and investor relations.

Mr. Burke is a seasoned executive, who brings over 25 years of global financial and operational experience to ViewRay. He previously served as the Chief Financial Officer at Haemonetics, a global blood management solutions company, from August 2016 to April 2022 and stayed on in an advisory capacity through June 2022. From July 2014 to July 2016, Mr. Burke served as Chief Integration Officer and Vice President, Integration for Medtronic, plc, a global healthcare products company and was a member of its Executive Committee. In that role, he was responsible for ensuring the successful integration of Medtronic with Covidien plc, a global healthcare company, following its acquisition by Medtronic. Prior to joining Medtronic, Mr. Burke spent more than 20 years in finance and business development leadership roles at Covidien, including Chief Financial Officer for Covidien Europe based in Zurich, Vice President of Corporate Strategy and Portfolio Management and Vice President of Financial Planning and Analysis. Previously, he also held key positions within Tyco Healthcare, including the Financial Controller of Valleylab, Managing Director of the Covidien Group in Switzerland and International Controller. Since January 2022 Mr. Burke has served on the board of directors and as audit committee chair of MiroMatrix (Nasdaq: MIRO), a life sciences company and since July 2022, he has served on the board of directors and as audit committee chair of Axogen (Nasdaq: AXGN), a surgical solutions company. Mr. Burke began his career as an auditor with KPMG. He received a Bachelor of Science degree in Business Administration from Bryant College.
"I would like to thank Zach for his dedicated work to drive the business forward over the last several years. We are grateful for his many contributions. We wish Zach well as he attends to important family matters.” said Scott Drake. Mr. Drake continued, “I am pleased to have Bill join the ViewRay team. We have worked together in the past and I am looking forward to partnering with him once again. Bill is a highly experienced public company CFO with relevant industry experience and a strong track record of value creation. The depth and breadth of his financial and operational experience will be a significant asset to our organization.”
"I'm thrilled to be joining this mission-driven organization," said Mr. Burke. "ViewRay is leading the way with MRIdian’s innovative technologies, challenging and changing legacy paradigms. I look forward to executing the company’s priorities, driving growth, and enhancing value for all stakeholders."
About ViewRay®
ViewRay, Inc. (Nasdaq: VRAY), designs, manufactures, and markets the MRIdian® MR-Guided Radiation Therapy System. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purpose-built to address specific challenges, including beam distortion, skin toxicity, and other concerns that potentially may arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, ViewRay's financial guidance for the full year 2022, anticipated future orders, anticipated future operating and financial performance, treatment results, therapy adoption, innovation, and the performance of the MRIdian systems. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize the MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length, and severity of the COVID-19 pandemic, including its impacts across our businesses on demand, our operations and global supply chains, disruptions in the supply or changes in costs of raw materials, labor, product components or transportation services, including as a result of inflation, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Quarterly Reports on Form 10-Q, as updated periodically with the Company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:
Investor Relations:
Matt Harrison
Investor Relations
ViewRay, Inc.
1-844-MRIdian (674-3426)
Email: investors@viewray.com

Media Enquiries:
Samantha Pfeil
Marketing Communications
ViewRay, Inc.
Email: media@viewray.com

Contact:
Investor Relations:
Matt Harrison
Investor Relations
ViewRay, Inc.
1-844-MRIdian (674-3426)
Email: investors@viewray.com
Media Enquiries:
Samantha Pfeil
Marketing Communications
ViewRay, Inc.
Email: media@viewray.com